EXHIBIT 23


       REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON SCHEDULE



THE BOARD OF DIRECTORS
DELTA MILLS, INC.:

Under date of July 30, 2004, except as to Note C to the notes to the consolidated financial statements, which is as of October 15, 2004, we reported on the consolidated balance sheets of Delta Mills, Inc. as of July 3, 2004 and June 28, 2003, and the related consolidated statements of operations, shareholder's equity, and cash flows for each of the years in the three-year period ended July 3, 2004, which are included in the fiscal 2004 annual report on Form 10-K. These consolidated financial statements and our report thereon are included in the annual report on Form 10-K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule for each of the years in the three-year period ended July 3, 2004, as listed in Item 15a(2) of Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                   /s/KPMG LLP
                                   KPMG LLP



Greenville, South Carolina
July 30, 2004